UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-153486-99	26-3853402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA		17032
(Address of principal executive offices)		(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 1.01               Entry into a Material Definitive Agreement.

Effective April 24, 2009, the corporation entered into a release agreement whereby Thomas N. Wasson agreed to release the corporation from all causes of action which he may have against the corporation and the bank and any obligations under his previous employment agreement with Halifax National Bank.  In exchange, the corporation has agreed to pay Mr. Wasson an amount equal to $170,000 payable in biweekly installments ending December 31, 2010.   In addition, the corporation has acknowledged that Mr. Wasson is fully vested in the supplemental executive retirement plan between him and Halifax National Bank.

Further, effective April 24, 2009, the bank has entered into a consulting agreement with Mr. Wasson whereby he will provide consulting services through December 31, 2010 in exchange for $80,000.

Attached hereto as Exhibit 99.1 is a copy of the release agreement dated as of April 16, 2009 and effective April 24, 2009 and Exhibit 99.2 is a copy of the consulting agreement dated as of April 16, 2009 and effective April 24, 2009 which are incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

99.1	Release Agreement by and among Riverview Financial Corporation, Riverview National Bank and Thomas N. Wasson dated as of April 16, 2009.
99.2	Consulting Agreement between Riverview National Bank and Thomas N. Wasson dated as of April 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: April 29, 2009	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer

Exhibit Index

99.1	Release Agreement by and among Riverview Financial Corporation, Riverview National Bank and Thomas N. Wasson dated as of April 16, 2009.
99.2	Consulting Agreement between Riverview National Bank and Thomas N. Wasson dated as of April 16, 2009.